UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005 (June 9, 2005)

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On June 9, 2005, at the Registrant’s annual meeting of stockholders, the Registrant’s stockholders approved amended versions of the Registrant’s 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan. The amendment to the 2003 Stock Incentive Plan increased the number of shares available under the plan from 7,700,000 to 8,600,000. The amendment to the 2003 Employee Stock Purchase Plan increased the number of shares available under the plan from 250,000 to 550,000.

The above descriptions of the amendments of these plans are qualified in their entirety by the full text of the respective plans attached hereto as exhibits.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: June 20, 2005	By:	/s/ John A. Glidden
John A. Glidden Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	2003 Stock Incentive Plan, as amended

10.2	2003 Employee Stock Purchase Plan, as amended